UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2010

GraphOn Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-21683 (Commission File No.)	13-3899021 (IRS Employer Identification No.)

5400 Soquel Avenue, Suite A-2
Santa Cruz, California 95062
(Address of principal executive offices)

Registrant’s telephone number:  (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Securities Holders.

On November 17, 2010, we held our annual meeting of stockholders to: (i) elect two directors to Class II of the Board of Directors to serve for terms of three years, and (ii) ratify the selection of our independent auditors for the year ended December 31, 2010.

With respect to the election of the director nominees, the number of votes cast for and against, and the number of broker non-votes, are set forth in the following table:

	For	Withheld	Broker Non-Votes
Robert Dilworth	19,599,263	1,156,198	—
August Klein	19,722,253	1,033,208	—

Each nominee was elected and will serve for a term of three years and until his successor is elected and qualified.

        With respect to the proposal to ratify the selection of Macias Gini & O’Connell LLP as our independent auditors for the year ending December 31, 2010, the number of votes cast for and against, and the number of abstentions and broker non-votes, are set forth in the following table:

For	Against	Abstain	Broker Non-Votes
32,672,498	671,128	426,654	—

The selection of Macias Gini & O’Connell LLP as our independent auditors for the year ended December 31, 2010 was ratified by our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2010

GraphOn Corporation

By:          /s/ William Swain
Name:  William Swain
Title:  Chief Financial Officer